EXHIBIT 6

                          VAM INSTITUTIONAL FUNDS, INC.

                             DISTRIBUTION AGREEMENT


         THIS AGREEMENT is made and entered into as of the 11th day of July 1997, by and between VAM Institutional Funds, Inc., a Minnesota corporation (the "Company"), for and on behalf of each series of the Company (each series is referred to hereinafter as a "Fund"), and Dougherty Dawkins LLC, a Minnesota limited liability company (the "Distributor"). This Agreement shall apply to shares offered by the following Funds:

                  VAM Short Duration Total Return Fund

                  VAM Intermediate Duration Total Return Fund

                  VAM Core Total Return Fund

                  VAM Mid Cap Stock Fund

                  VAM Growth Stock Fund

                                   WITNESSETH:

         1. Underwriting Services. The Company, on behalf of each Fund, hereby engages the Distributor, and the Distributor hereby agrees to act, as principal underwriter for each Fund in the sale and distribution of the shares of each class of such Fund to the public, either through dealers or otherwise. The Distributor agrees to offer such shares for sale at all times when such shares are available for sale and may lawfully be offered for sale and sold.

         2. Sale of Shares. The shares of each Fund are to be sold only on the following terms:

                  (a) All subscriptions, offers, or sales shall be subject to acceptance or rejection by the Company. Any offer for or sale of shares shall be conclusively presumed to have been accepted by the Company if the Company shall fail to notify the Distributor of the rejection of such offer or sale prior to the computation of the net asset value of such shares next following receipt by the Company of notice of such offer or sale.

                  (b) No share of a Fund shall be sold by the Distributor (i) for any consideration other than cash or, pursuant to any exchange privilege provided for by the applicable currently effective Prospectus or Statement of Additional Information (hereinafter referred to collectively as the "Prospectus"), shares of any other investment company for which the Distributor acts as an underwriter, or (ii) except in instances otherwise provided for by the applicable currently effective Prospectus, for any amount


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         less than the public offering price per share, which shall be determined in accordance with the applicable currently effective Prospectus.

         3. Registration of Shares. The Company agrees to make prompt and reasonable efforts to effect and keep in effect, at its expense, the registration or qualification of each Fund's shares for sale in such jurisdictions as the Company may designate.

         4. Information to be Furnished to the Distributor. The Company agrees that it will furnish the Distributor with such information with respect to the affairs and accounts of the Company (and each Fund) as the Distributor may from time to time reasonably require, and further agrees that the Distributor, at all reasonable times, shall be permitted to inspect the books and records of the Company.

         5. Allocation of Expenses. During the period of this Agreement, the Distributor agrees to pay all costs of distributing the shares of each Fund, other than those assumed by the Adviser. The Company shall pay all other expenses, costs and fees incurred by the Company.

         6. Compensation to the Distributor

                  (a) It is understood and agreed by the parties hereto that the sale of Fund shares will benefit the Distributor, which is an affiliate of the investment adviser for the Funds, and therefore the Distributor will receive no additional compensation for services it performs hereunder in connection with sales of Fund shares.

         7. Limitation of the Distributor's Authority. The Distributor shall be deemed to be an independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent any Fund or the Company.

         8. Subscription for Shares--Refund for Canceled Orders. The Distributor shall subscribe for the shares of a Fund only for the purpose of covering purchase orders already received by it or for the purpose of investment for its own account. In the event that an order for the purchase of shares of a Fund is placed with the Distributor by a customer or dealer and subsequently canceled, the Distributor shall forthwith cancel the subscription for such shares entered on the books of the Fund, and, if the Distributor has paid the Fund for such shares, shall be entitled to receive from the Fund in refund of such payment the lesser of:

                  (a) the consideration received by the Fund for said shares; or

                  (b) the net asset value of such shares at the time of cancellation by the Distributor.


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         9. Indemnification of the Company. The Distributor agrees to indemnify each Fund and the Company against any and all litigation and other legal proceedings of any kind or nature and against any liability, judgment, cost, or penalty imposed as a result of such litigation or proceedings in any way arising out of or in connection with the sale or distribution of the shares of such Fund by the Distributor. In the event of the threat or institution of any such litigation or legal proceedings against any Fund, the Distributor shall defend such action on behalf of the Fund or the Company at the Distributor's own expense, and shall pay any such liability, judgment, cost, or penalty resulting therefrom, whether imposed by legal authority or agreed upon by way of compromise and settlement; provided, however, the Distributor shall not be required to pay or reimburse a Fund for any liability, judgment, cost, or penalty incurred as a result of information supplied by, or as the result of the omission to supply information by, the Company to the Distributor, or to the Distributor by a director, officer, or employee of the Company who is not an "interested person," as defined in the provisions of the 1940 Act, of the Distributor, unless the information so supplied or omitted was available to the Distributor or the Fund's investment adviser without recourse to the Fund or the Company or any such person referred to above.

         10. Freedom to Deal With Third Parties. The Distributor shall be free to render to others services of a nature either similar to or different from those rendered under this contract, except such as may impair its performance of the services and duties to be rendered by it hereunder.

         11. Effective Date, Duration and Termination of Agreement.

                  (a) The effective date of this Agreement is set forth in the first paragraph of this Agreement. Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for a period of one year after the date of its execution, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a vote of the Board of Directors of the Company, and of the directors who are not "interested persons" (as defined in the provisions of the 1940 Act) of the Company and have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (including, without limitation, this Agreement), cast in person at a meeting called for the purpose of voting on this Agreement.

                  (b) This Agreement may be terminated at any time with respect to any Fund or class thereof without the payment of any penalty, by the vote of a majority of the members of the Board of Directors of the Company who are not "interested persons" (as defined in the provisions of the 1940 Act) of the Company and have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (including, without limitation, this Agreement), or by the vote of a majority of the outstanding


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         voting securities of such Fund (or class thereof), or by the
         Distributor, upon 60 days' written notice to the other party.

                  (c) This Agreement shall automatically terminate in the event of its "assignment" (as defined by the provisions of the 1940 Act).

                  (d) Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities of a Fund (or class thereof) shall mean the lesser of (i) the vote of 67% or more of the voting securities of such Fund (or class thereof) present at a regular or special meeting of shareholders duly called, if more than 50% of the Fund's (or class's, as applicable) outstanding voting securities are present or represented by proxy, or
         (ii) the vote of more than 50% of the outstanding voting securities of such Fund (or class thereof).

         12. Amendments to Agreement. No material amendment to this Agreement shall be effective until approved by the Distributor and by vote of a majority of the Board of Directors of the Company who are not interested persons of the Distributor.

         13. Notices. Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

         IN WITNESS WHEREOF, the Company and the Distributor have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                       VAM INSTITUTIONAL FUNDS, INC.


                                       By
                                          -------------------------------
                                       Name:   John G. Taft
                                       Title:  President


                                       DOUGHERTY DAWKINS LLC


                                       By
                                          -------------------------------
                                       Name:   Gerald A. Kraut
                                       Title:  President